Exhibit 99.1
BRIGHTPOINT PROVIDES PRELIMINARY ESTIMATES OF FOURTH QUARTER 2009
FINANCIAL RESULTS AND PRELIMINARY SELECTED EXPECTATIONS FOR 2010
Indianapolis, Ind. — January 4, 2010 — Brightpoint, Inc. (NASDAQ: CELL) today announced preliminary estimates of its financial results for the quarter ended December 31, 2009 as well as preliminary selected expectations for 2010.
The Company cautions that the following preliminary estimates of 2009 financial results have not been audited and are prior to the completion of the Company’s closing of its books and records for 2009. These estimates are subject to modification in the course of completing the Company’s annual financial statement audit and completion of the Company’s full financial results.
THE COMPANY EXPECTS TO ANNOUNCE FOR THE FOURTH QUARTER OF 2009:
•	Income from continuing operations on a GAAP basis of approximately $0.22 to $0.26 per diluted share. Income from continuing operations on a GAAP basis includes a gain of approximately $7.7 million, or approximately $0.10 per diluted share, related to the settlement of an indemnification claim with NC Telecom Holding A/S in October 2009.

•	Adjusted (non-GAAP) income from continuing operations, excluding stock based compensation expense, amortization, restructuring charge and gain on indemnification of approximately $0.13 to $0.18 per diluted share.

•	Average daily debt of approximately $168 million for the fourth quarter of 2009, which is within the Company’s previously disclosed range of $150 to $175 million. Average daily debt for the fourth quarter of 2009 includes the impact of the purchase of the Company’s primary North America distribution facility for approximately $31 million in October and the repurchase of 3 million shares of Brightpoint common stock for $15.5 million in October.

•	The Company estimates wireless devices handled to be approximately 22 to 24 million units for the fourth quarter of 2009 and approximately 81 to 83 million units for fiscal year 2009, which is a reduction of approximately 5% from 2008. Global sell-in for the wireless device industry in 2009 is estimated to have declined by 7% to 10% from 2008. Therefore, the Company believes it gained market share during 2009.
Please see the attached explanation and reconciled presentation of the preliminary estimates of certain results for the fourth quarter ended December 31, 2009 prepared in accordance with U.S. GAAP and on an as adjusted non-GAAP basis. The explanation includes the reasons why management believes such non-GAAP measures are useful both to management and investors. Any financial measure other than those prepared in accordance with U.S. GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.
FOR FISCAL YEAR 2010, THE COMPANY PRELIMINARILY PLANS:
UNITS HANDLED:
For 2010, global sell-in for the wireless device industry is currently expected to grow by approximately 8% to 10%. The Company expects to outpace the global wireless device industry in terms of unit growth rate and plans for its year over year growth in wireless devices handled for 2010 to be higher than the top end of this range. Therefore, the Company plans to continue to gain market share in 2010.
GROSS MARGIN:
The Company currently plans annual combined gross margin to be between 8.4% and 8.6% for 2010. Combined gross margin is anticipated to vary from quarter to quarter as the Company plans for seasonality to have a more pronounced impact on demand than in 2009.
Logistic services gross margin is planned to reflect a change in reporting of revenue associated with certain prepaid airtime agreements from a gross basis to a net basis as defined by Accounting Standards Codification (ASC) Section 605-45 (formerly Emerging Issues Task Force Issue No. 99-19) based on a change in the prepaid airtime business model. While this change will not impact gross profit, the Company currently believes that the impact of this change will result in a reduction of both its logistic services revenue and its cost of logistic services revenue of approximately $20 million to $25 million per quarter. The Company expects price pressures related to the renegotiation and renewal of contracts with several key logistic services customers to negatively impact logistic services gross margin. However, the Company anticipates continued improvement in planned distribution gross margins to substantially offset any negative impact of the potential price pressures to overall combined gross margins.
PLANNED SG&A EXPENSE (NON-GAAP), INTEREST EXPENSE, AND EFFECTIVE INCOME TAX RATE:
The table below summarizes planned SG&A expenses (non-GAAP, excluding restructuring charge), planned interest expense and planned effective income tax rate for fiscal year 2010 (in millions).

	2010 Estimated Range (1)
Stock based compensation (3)	$9	to	$11
Amortization expense	15	to	17
Other SG&A expense (2) (6)	218	to	225

SG&A Expense Excluding Restructuring Charge (non-GAAP)	$242	to	$253
Interest expense (4)	$9	to	$11
Effective income tax rate (5)	31%	to	33%

(1)	All expected amounts assume current levels of foreign currency exchange rates.

(2)	Planned other SG&A expense in 2010 includes approximately $2 million to $4 million of redundant costs as the Company continues to implement its strategy for developing Centers of Excellence and a Shared Service Center in Europe throughout 2010. The Company expects to open one or two tier 1 Centers of Excellence (supply chain delivery centers) during 2010. The Company will incur redundant costs while operations are transitioned from current locations to these new fully operational sites. Additionally, the Company continues to centralize many business support (or back office) functions in Europe to a Shared Services Center. The Company will incur certain redundant costs during the period that processes are transitioned from the local entities to the Shared Services Center. The Company will also continue to restructure its Europe operations through the first half of 2010. The Company expects its continued investment in Europe should result in achieving its previously stated operating margin goal of at least 2.5% and a return on invested capital of 12% to 15% for its European, Middle East and Africa region in 2011.

(3)	Planned stock based compensation expense for 2010 includes the impact of a recently approved key employee retention program.

(4)	Planned interest expense assumes current interest rates on our outstanding debt remain stable.

(5)	Planned effective income tax rate does not contemplate any unexpected material changes in valuation allowances.

(6)	Planned other SG&A expense for 2010 will include approximately $14 million of incremental impact of certain costs that were avoided in 2009. In 2009, the Company suspended first half staff bonuses, full year merit increases, executive cash bonuses, and temporarily held down spending on other expenses such as travel and marketing. The majority of the reductions in spending due to cost avoidance were reflected in the Company’s 2009 results of operations as a decrease in selling, general, and administrative expenses. The remaining cost avoidance reductions in spending were reflected in cost of sales.
The Company believes that it will obtain spending efficiencies on a per unit basis even when including the impact of the previously avoided costs as well as the redundant costs related to the Centers of Excellence and Shared Service Center in Europe.
About Brightpoint, Inc.
Brightpoint, Inc. (NASDAQ: CELL) is a global leader in the distribution of wireless devices and in providing customized logistic services to the wireless industry. In 2008, Brightpoint handled approximately 84 million wireless devices globally. Brightpoint’s innovative services include distribution, channel development, fulfillment, product customization, eBusiness solutions, and other outsourced services that integrate seamlessly with its customers. Brightpoint’s effective and efficient platform allows its customers to benefit from quickly deployed, flexible, and cost effective solutions. The company has approximately 2,700 employees in more than 25 countries. In 2008 Brightpoint generated revenue of $4.6 billion. Brightpoint provides distribution and customized services to more than 25,000 B2B customers worldwide. Additional information about Brightpoint can be found on its website at www.brightpoint.com, or by calling its toll-free Information and Investor Relations line at 877-IIR-CELL (877-447-2355).
Certain information in this press release may contain forward-looking statements regarding future events or the future performance of Brightpoint, including, but not limited to, statements regarding: the preliminary estimates of 2009 financial results, which have not been audited and are prior to the completion of the Company’s closing of its books and records for 2009 and are therefore subject to modification in the course of completing the Company’s annual financial statement audit and completion of the Company’s full financial results; and the Company’s expectations regarding: 2010 wireless devices handled; 2010 gross margins; 2010 stock based compensation expense; 2010 amortization expense; the impact of 2009 cost avoidance initiatives in 2010; the impact of certain redundant costs in 2010; 2010 interest expense; and 2010 effective income tax rate. These statements are only predictions and actual events or results may differ materially. Please refer to the documents Brightpoint files, from time to time, with the Securities and Exchange Commission, including Brightpoint’s most recent Form 10-K and Form 10-Q and Exhibit 99.1, thereto. These documents contain and identify important risk factors that could cause the actual results to differ materially from those contained in or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date these statements were made. Brightpoint undertakes no obligation to update any forward-looking statements contained in this press release.

BRIGHTPOINT, INC.
PRELIMINARY ESTIMATED NON-GAAP INCOME FROM CONTINUING OPERATIONS PER DILUTED SHARE RECONCILIATION
(Unaudited)

	Q4 2009	Q4 2009
	Estimate	Estimate
	(Low)	(High)

Income from continuing operations per diluted share (GAAP)	$0.22	$0.26

Stock based compensation	0.01	0.01
Amortization expense	0.03	0.03
Restructuring charge	0.01	0.02
Gain on indemnification settlement	(0.10)	(0.10)
Discrete income tax items	(0.04)	(0.04)

Adjusted estimated income from continuing operations per diluted share	$0.13	$0.18

	Q4 2009	Q4 2009
Reconciliation of weighted average common shares outstanding	Estimate	Estimate
(diluted):	(Low)	(High)

GAAP	79,100	79,500

Common share equivalent of unamortized stock based compensation	1,200	1,500

As adjusted	80,300	81,000

The Company believes that providing income from continuing operations per diluted share on both a U.S. GAAP basis and on an as adjusted non-GAAP basis provides meaningful information to investors. Among other things, it may assist investors in evaluating our on-going operations. Adjustments to income from continuing operations per diluted share generally include certain non-cash charges such as stock based compensation and amortization of acquired finite lived intangible assets as well as other items that are considered to be unusual or infrequent in nature such as goodwill impairment charges and restructuring charges. The specific items excluded with respect to our preliminary fourth quarter estimates of non-GAAP income from continuing operations per diluted share are estimated stock-based compensation expense, amortization expense, estimated restructuring charge and gain on indemnification settlement as set forth in the above table. The Company considers these items unrelated to its core operating performance, and believes that use of this non-GAAP measure allows comparison of operating results that are consistent over time. Non-GAAP income from continuing operations per share is calculated by dividing non-GAAP income from continuing operations by non-GAAP weighted average common shares outstanding (diluted). For purposes of calculating non-GAAP income from continuing operations per diluted share, the Company adds back certain shares presumed to be repurchased by the Company under the U.S. GAAP treasury stock method related to stock based compensation expense. The Company believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Management uses these non-GAAP measures internally to evaluate the performance of the business and to evaluate results relative to incentive compensation targets for certain employees. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to measures of financial performance prepared in accordance with U.S. GAAP.